news release

FOR RELEASE:
November 27, 2007

NASDAQ: SNIC

Sonic Solutions Reports Selected Preliminary Financial Results for Second Quarter Ended September 30, 2007;

Updates Guidance

Novato, California (November 27, 2007) - Sonic Solutions® (NASDAQ: SNIC) today announced the following selected preliminary unaudited financial results for the second quarter ended September 30, 2007.

Selected Preliminary Financial Results

Net revenue, in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), for the quarter was $32.3 million. Cost of revenue, excluding any stock-based compensation costs, was $8.8 million. Included in cost of revenue is $1.2 million of expense related to the amortization of acquired intangibles. Marketing and sales expenses, excluding any stock-based compensation costs, were $9.1 million. Research and development expenses, excluding any stock-based compensation costs, were $11.5 million. General and administrative expenses, excluding any stock-based compensation costs, were $4.9 million. Additionally, the expenses associated with the ongoing stock option review were $1.5 million and restructuring expenses were $0.2 million. Other income (net of other expenses) was $0.6 million. For the quarter ended September 30, 2007, the outstanding basic number of shares was approximately 26.3 million.

As of September 30, 2007, Sonic had cash, cash equivalents and short term investments of $67.5 million. Bank debt at September 30, 2007 was $20.0 million.

Guidance

For the third fiscal quarter ending December 31, 2007, the Company’s management anticipates net revenue, on a GAAP basis, will be between $33 million and $35 million. Cost of revenue, as a percentage of net revenue and excluding expenses related to the amortization of intangibles and stock-based compensation, is estimated to be 22%. Operating expenses, excluding stock-based compensation costs, any one-time charges associated with the Company’s option review, and restructuring costs, are estimated to be $25 million.

Options Review

The Company’s selected preliminary results and guidance may be adjusted as a result of the expected restatement of historical results. As previously announced on February 1, 2007, Sonic has commenced a voluntary review of its historical and current stock option grant practices and related accounting. Based on the review, the audit committee of Sonic’ s board of directors and Sonic’s management have preliminarily concluded that, under applicable accounting guidance, Sonic lacks sufficient documentation for certain historical option grants and that the measurement dates associated with these option grants will need to be adjusted. Further, as previously announced, the audit committee, after consultation with management and Sonic's board of directors, has determined that Sonic's previously-filed annual and interim financial statements may no longer be relied upon.

Sonic Solutions Reports Selected Preliminary Results for
Second Quarter Ended September 30, 2007; Updates Guidance	page 2

Sonic has determined that it will have to record additional cash and non-cash charges for stock-based compensation expense and restate its previous financial statements, and that such charges will be material. Sonic is not yet able to determine the amount of such charges or the resulting tax and accounting impact of these actions. Sonic intends to file its restated financial results and related periodic reports as quickly as possible.

All results and guidance reported today are presented without taking into account any adjustments to either current or previously reported results that may be required in connection with any restatement and should be considered preliminary until Sonic files its quarterly report on Form 10-Q for the second quarter ended September 30, 2007, its quarterly report on Form 10-Q for the first quarter ended June 30, 2007, its annual report on Form 10-K for the fiscal year ended March 31, 2007, its quarterly report on Form 10-Q for the third quarter ended December 31, 2006, and any required restatement of historical financial statements. Investors are cautioned that Sonic is unable to provide reconciliations to corresponding GAAP measures for the non-GAAP information provided in this press release due to the ongoing options practice and accounting review. The non-GAAP information includes those measures that exclude stock-based compensation costs and/or other expenses that would otherwise be included in the applicable GAAP measures.

Continued Nasdaq Listing

As previously announced, Sonic received prior notices of non-compliance from the Staff based upon Sonic's failure to timely file its Quarterly Reports on Form 10-Q for the quarters ended December 31, 2006, June 30, 2007, and September 30, 2007 and its annual report on Form 10-K for its fiscal year ended March 31, 2007, each as required by NASDAQ Marketplace Rule 4310(c)(14) and for failure to solicit proxies and hold an annual meeting for its fiscal year ended March 31, 2006, on or before March 31, 2007 as required by NASDAQ Marketplace Rules 4350(e) and 4350(g), respectively. On October 26, 2007 Sonic received a letter from the NASDAQ Listing Hearing and Review Council (the “Listing Council”) notifying Sonic of its decision to grant Sonic an exception to demonstrate compliance with all of The NASDAQ Global Select Market’s continued listing requirements until December 26, 2007 (the “Compliance Date”). While Sonic is working diligently to meet the applicable listing requirements by the Compliance Date, Sonic now believes it will need additional time to regain full compliance with the NASDAQ filing requirements and to hold an annual meeting for its fiscal year ended March 31, 2006. As a result, Sonic plans to submit a request to the NASDAQ Board of Directors to call the Listing Council’s decision for review, to grant Sonic additional time to regain compliance with The NASDAQ Global Select Market’s continued listing requirements and to stay the delisting of Sonic’s common stock from The NASDAQ Global Select Market. In the event the NASDAQ Board of Directors elects not to call the Listing Council’s decision for review and stay the delisting of Sonic’s common stock, Sonic’s common stock would be subject to delisting from The NASDAQ Stock Market.

Call Details

Sonic will conduct a conference call at 1:30 p.m. PST, or 4:30 p.m. EST, today to discuss its preliminary financial results for the second quarter ended September 30, 2007. Investors are invited to listen to Sonic’s quarterly conference call on the investor section of Sonic’s website at www.sonic.com. A replay of the web cast will be available approximately two hours after the conclusion of the call. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available until 9:00 p.m. PST, midnight EST, Thursday, November 29, 2007, and can be accessed by dialing 719-457-0820 or 888-203-1112 and entering confirmation code 9951124.

About Sonic Solutions

Sonic Solutions (Nasdaq: SNIC; http://www.sonic.com) enables the creation, management, and enjoyment of digital media content through its Hollywood to Home™ products, services, and technologies. Sonic's products range from the advanced authoring systems used to produce Hollywood DVD, HD DVD, and Blu-ray Disc film releases to the award-winning Roxio®-branded photo, video, music, and digital-media management applications. Sonic's patented technologies and AuthorScript® media engine are relied upon by leading technology firms to define rich media experiences on a wide array of consumer electronics, mobile devices, set-top players, retail kiosks, and PCs.

Sonic Solutions Reports Selected Preliminary Results for
Second Quarter Ended September 30, 2007; Updates Guidance	page 3

Always an innovator, Sonic has taken a leading role in helping professional and consumer markets make the successful transition to the new high-definition media formats and, through the DVD On Demand™ and Qflix™ platforms, Sonic is defining new models for the digital distribution of premium Hollywood entertainment. Sonic Solutions is headquartered in Marin County, California.

Sonic, the Sonic logo, Sonic Solutions, AuthorScript, Hollywood to Home, Sonic DVD On Demand, Qflix, and Roxio are trademarks or registered trademarks of Sonic Solutions in the United States and/or other countries. All other company or product names are trademarks of their respective owners and, in some cases, are used by Sonic Solutions under license.

Forward-Looking Statements

This press release and Sonic’s quarter ended September 30, 2007 earnings conference call contain forward-looking statements that are based upon current expectations. Such forward-looking statements include expectations regarding revenue, income, expenses, capitalization and other guidance for the quarter ending December 31, 2007, and the fiscal year ending March 31, 2008; views regarding opportunities presented by the “download and burn” business model; Sonic’s ability to strengthen relationships with end-users; the evolution of, and opportunities for Sonic arising from, next-generation high-definition formats and channels; future market opportunities; views regarding the status and preliminary conclusions of Sonic’s review of its historical and current stock option grant practices and related accounting; the expected impact and consequences of this review, including the expected restatement of Sonic’s historical financial statements; the time required to complete the review process; Sonic’s ability to complete the option review and comply with all of The NASDAQ Global Select Market’s filing requirements by December 26, 2007, our ability to persuade the NASDAQ Board of Directors to call the decision of the Listing Qualifications Staff of The NASDAQ Stock Market for review and to continue the listing of our securities on The NASDAQ Global Select Market, and the potential impact of pending litigation in which the Company, its directors, and/or its executive officers may be involved.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, the timely introduction and acceptance of new products, including but not limited to Sonic’s high-definition series products; the costs associated with new product introduction and the possible adverse effect on gross margin; any fluctuation in demand for Sonic products; the transition of products to new hardware configurations and platforms; unforeseen increases in operating expenses, new product introductions, cost of Sarbanes Oxley (“SOX”) compliance or business expansion; loss of significant customers or key suppliers; risks related to acquisitions and international operations; costs associated with litigation or prosecution and intellectual property claims; and changes in effective tax rates. Other risks and uncertainties that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to, the timing, final results and final conclusions of the audit committee’s review concerning matters related to Sonic’s stock option grants, including but not limited to, the accuracy of the stated dates of option grants and whether all proper procedures were followed; the scope of the equity awards for which accounting measurement dates will change; the amount and timing of stock-based compensation and other additional expenses to be recorded; the impact of any restatement of financial statements, including but not limited to the determination, as a result of the re-auditing of certain prior period financials statements, of additional restatement items beyond the restatement of non-cash stock-based compensation items, the impact of which may be material, or the effects of other actions that may be taken or required as a result of such review; tax issues or liabilities that relate to adjustments to the measurement dates associated with Company stock options; effects relating to Sonic’s inability to timely file reports with the Securities and Exchange Commission; changes to the anticipated scope of the issues beyond the timing and accuracy of measurement dates for option awards to issues that Sonic does not currently realize exist; the impact of any litigation or governmental investigations or proceedings arising out of or related to Sonic’s stock option grant practices or any restatement of its financial statements; Sonic’s failure to satisfy conditions for continued listing on the NASDAQ Global Select Market; the impact of any further determinations by the Nasdaq Listing Qualifications Panel; Sonic’s failure to make a submission to the Listing Council by December 26, 2007, our ability to persuade the NASDAQ Board of Directors to call the decision of the Listing Qualifications Staff of The NASDAQ Stock Market for review and to continue the listing of our securities on The NASDAQ Global Select Market; and the impact of any further action by the Listing Council. This press release should be read in conjunction with Sonic’s most recent annual report on Form 10-K and Form 10-K/A and Sonic’s other reports on file with the Securities and Exchange Commission, which contain more detailed discussion of risks and uncertainties that may affect future results. Sonic does not undertake to update any forward-looking statements.

For more information, contact:

Sonic Solutions	StreetSmart Investor Relations

A. Clay Leighton, Chief Financial Officer	Brooke Deterline Phone: 415.893.7824

Phone: 415.893.8000 Fax: 415.893.8008	Anne Leschin Phone: 415.775.1788

Email: clay_leighton@sonic.com	Email: investinsonic@sonic.com